SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): JUNE 30, 2003


                             VODAVI TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


                         Commission File Number 0-26912


                Delaware                                         86-0789350
     (State or other jurisdiction of                          (I.R.S. Employer
            incorporation or                                 Identification No.)
              jurisdiction)


   4717 East Hilton Avenue, Suite 400
            Phoenix, Arizona                                     85034-6402
(Address of principal executive offices)                         (Zip Code)


                                 (480) 443-6000
               Registrant's telephone number, including area code

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On June 30, 2003, the Audit Committee of Board of Directors of Vodavi Technology, Inc. (the "Company") engaged the accounting firm of Mayer Hoffman McCann P.C. as the Company's new independent public accountants and dismissed Deloitte & Touch LLP.

(b) During the two most recent fiscal years ended December 31, 2001 and 2002 and the subsequent interim reporting periods from the last audit date of December 31, 2002, through and including the termination date of June 30, 2003, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.

(c) The report of Deloitte & Touche LLP on the financial statements of the Company for the past two fiscal years ended December 31, 2001 and 2002, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) The Company has not consulted with Mayer Hoffman McCann P.C. during the last two fiscal years ended December 31, 2001 and 2002 or during the subsequent interim reporting periods from the last audit date of December 31, 2002, through and including the termination date of June 30, 2003, on either the application of accounting principles or type of opinion Mayer Hoffman McCann P.C. might issue on the Company's financial statements.

(e) The Company has requested Deloitt & Touche LLP to furnish a letter addressed to the Securities and Exchange Commission ("SEC") stating whether Deloitte & Touche LLP agrees with the above statements made by the Company. A copy of this letter addressed to the SEC, dated June 30, 2003, is filed as Exhibit 16 to this Form 8-K.

ITEM 7. EXHIBITS

Exhibit 16 Letter of Deloitte & Touche LLP regarding the change in certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2003                   Vodavi Technology, Inc.


                                      By: /s/ David A. Husband
                                          --------------------------------------
                                          Name: David A. Husband
                                          Title: Vice President, Chief Financial
                                                 Officer, Treasurer, and
                                                 Secretary